SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant:                             |X|

Filed by a Party other than the Registrant:          |_|

Check the appropriate box:

|X|      Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|_|      Definitive Proxy Statement

|_|      Definitive Additional Materials

|_|      Soliciting Material under ss. 240.14a-12

                               REFOCUS GROUP, INC.
                (Name of Registrant as Specified in Its Charter)


     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|     No fee required.

|_|     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
        Item 22(a)(2) of Schedule 14A.

|_|     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1) Title of each class of securities to which transaction applies: 2) Aggregate number of securities to which transaction applies:
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined):
        4) Proposed maximum aggregate value of transaction: 5) Total fee paid:

|_|     Fee paid previously by written preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1) Amount Previously Paid:
        2) Form, Schedule or Registration Statement No.: 3) Filing Party:
        4) Date Filed:

                                                                PRELIMINARY COPY
                                                                ----------------


                                             NOTICE OF ACTION OF STOCKHOLDERS BY
                                            WRITTEN CONSENT IN LIEU OF A SPECIAL
                                                     MEETING OF STOCKHOLDERS AND
                                                  CONSENT SOLICITATION STATEMENT


[GRAPHIC OMITTED]



                                       10300 North Central Expressway, Suite 104
                                                             Dallas, Texas 75231
                                                        Telephone (214) 368-0200
                                                              Fax (214) 368-0332

August   , 2004

Dear Refocus Group, Inc. Stockholder:

         On behalf of the Board of Directors of Refocus Group, Inc., or the Company, we urge you to consider and act upon the following proposed amendment to the Company's Certificate of Incorporation, which the Board of Directors of the Company recommends that stockholders approve by Written Consent in lieu of a Special Meeting of Stockholders. The amendment to the Company's Certificate of Incorporation will increase the number of authorized shares of common stock from 60 million shares to 120 million shares. We are requesting this amendment to increase the Company's authorized shares of common stock in order to provide the Company with greater flexibility to consider potential future actions involving the issuance of capital stock for business and financial purposes, such as raising required additional capital. We cannot assure you, however, that we will be successful in raising any required additional capital.

         Pursuant to the applicable provisions of the Delaware General Corporation Law and the Company's Certificate of Incorporation and Bylaws, each as amended, the amendment to the Company's Certificate of Incorporation requires the written consent of stockholders owning no less than the majority of shares of Company common stock outstanding.

         The proposal to amend the Company's Certificate of Incorporation and the procedures to exercise your rights in connection with this solicitation of your consent is described in the accompanying Consent Solicitation Statement. It is requested that your written consent, using the enclosed consent card, be delivered to Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034, Attention: Proxy Department. A self-addressed, return envelope is enclosed for this purpose, which requires no postage if mailed in the United States.

         YOUR WRITTEN CONSENT IS IMPORTANT, SO PLEASE SIGN, DATE AND RETURN YOUR CONSENT CARD AS SOON AS POSSIBLE.

                                                     Sincerely,



                                                     Terence A. Walts
                                                     President and Chief
                                                     Executive Officer

                                                                PRELIMINARY COPY
                                                                ----------------




                    -----------------------------------------

                    NOTICE AND CONSENT SOLICITATION STATEMENT

                    -----------------------------------------




                               REFOCUS GROUP, INC.
                    10300 North Central Expressway, Suite 104
                               Dallas, Texas 75231


                                  August , 2004


               NOTICE OF ACTION OF STOCKHOLDERS BY WRITTEN CONSENT
                  IN LIEU OF A SPECIAL MEETING OF STOCKHOLDERS
                                       AND
                         CONSENT SOLICITATION STATEMENT

         We are soliciting your written consent to the adoption of an amendment to the Certificate of Incorporation of Refocus Group, Inc., a Delaware corporation, or the Company. The amendment to the Certificate of Incorporation of the Company will increase the number of authorized shares of Company common stock from 60 million shares to 120 million shares.

         Your Board of Directors has selected August 16, 2004, as the record date for determining stockholders entitled to provide written consents to the amendment to the Company's Certificate of Incorporation. Therefore, only holders of record of shares of Company common stock as of the close of business on August 16, 2004, are permitted to provide their written consent.

         This Notice and Consent Solicitation Statement are being distributed to stockholders on or about August , 2004.


                                        By Order of the Board of Directors,



                                        Terence A. Walts
                                        President and Chief Executive Officer

                                TABLE OF CONTENTS

                                                                            Page

GENERAL INFORMATION  ..........................................................1

PROPOSAL - AMENDMENT TO CERTIFICATE OF INCORPORATION ..........................3

STOCK OWNERSHIP................................................................6
     Security Ownership of Certain Beneficial Owners...........................6
     Security Ownership of Management..........................................7
     Change in Control.........................................................8

OTHER BUSINESS ................................................................9

SUBMISSION OF STOCKHOLDER PROPOSALS............................................9

ADDITIONAL INFORMATION AND QUESTIONS..........................................10

EXHIBIT A - Certificate of Amendment

                               GENERAL INFORMATION

Q:       Who is soliciting my written consent?

A: We--the Board of Directors of Refocus Group, Inc.-- are sending you this Consent Solicitation Statement in connection with our solicitation of written consents to adopt an amendment to the Company's Certificate of Incorporation. Certain of our officers and employees also may solicit written consents on our behalf by mail, email, phone, fax or in person.

Q:       Why are you soliciting my written consent?

A. We are soliciting your written consent to adopt an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Company common in order to provide the Company with greater flexibility to consider potential future actions involving the issuance of capital stock for business and financial purposes, such as raising required additional capital. We cannot assure you, however, that we will be successful in raising any required additional capital. See "Proposal."

Q:       Who is paying for this solicitation?

A: We will pay for the solicitation of written consents. We also will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our consent materials to the beneficial owners of our common stock.

Q.       What is a written consent?

A. Section 228 of the Delaware General Corporation Law states that, unless otherwise provided in the Certificate of Incorporation, any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if consents in writing setting forth the action so taken shall be signed by the holders of the outstanding shares, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and those consents are delivered to the Company or an officer or agent of the Company. The Company's Certificate of Incorporation does not prohibit, and the Company's Bylaws expressly permit, the stockholders of the Company to take action by written consent.

Q:       What am I consenting to?

A: You are consenting to the adoption of an amendment to the Company's Certification of Incorporation that increases the number of authorized shares of Company common stock from 60 million shares to 120 million shares.

Q:       Who can provide a written consent?

A: Stockholders of record of our common stock at the close of business on August 16, 2004, are entitled to provide their written consent. Each stockholder is entitled to provide a consent for each share of common stock owned.

Q.       How do I provide my written consent?

A.       In order to provide your written consent:

         o check the box on the consent card that corresponds with how you wish to act;

         o    sign and date the consent card; and

         o deliver the consent card to the Company's transfer agent, which is:

                         Securities Transfer Corporation
                         2591 Dallas Parkway, Suite 102
                               Frisco, Texas 75034
                           Attention: Proxy Department

Q:       How do written consents work?

A: The Board of Directors of the Company is asking you to consent to the proposed action to be taken. You may consent to, withhold your consent to, or abstain from consenting to, the action requested to be taken.

         If you sign and return the enclosed consent card but do not specify how you wish to act, your shares will be counted FOR the adoption of the amendment to the Company's Certificate of Incorporation.

         You may receive more than one consent card depending on how you hold your shares. Shares registered in your name are covered by one card. If you also hold shares through a broker or other nominee, you may also get material from them asking if you want to provide your written consent. To be sure that all of your shares are counted, we encourage you to respond to each request you receive.

Q.       How do I revoke a consent?

A. Consents, once dated, signed and delivered to the Company, will remain effective unless and until revoked by written notice of such revocation dated, signed and delivered to the Company at the address set forth in the section titled "Additional Information and Questions" on or before October , 2004 or until the Company receives unrevoked written consents from stockholders owning a majority of the outstanding shares of Company common stock.

Q. Will I consent to the proposed action to be taken if I don't sign a consent card?

A. No, you will not provide your written consent to the adoption of the amendment to the Certificate of Incorporation if you do not sign, date and deliver a consent card. Under certain circumstances, shares that you own that are held by a broker may be acted upon even if you do not provide instructions to the broker. Brokerage firms have the authority to act with respect to customers' shares on certain "routine" matters. The adoption of an amendment to the Certificate of Incorporation is not considered to be a "routine" matter. Therefore, your broker does not have the authority to consent or withhold consent to the adoption of the amendment to the Certificate of Incorporation. If you fail you to provide the broker with instructions on how to act, the broker will be required to submit a consent card without specifying how you wish to act with respect to this matter, which will result in a "broker non-vote."

Q.       How many stockholders' written consents are needed for approval?

A. Receipt of written consents from that number of stockholders who, in the aggregate, own a majority of the outstanding shares of Company common stock on record date is required to approve the adoption of the amendment to the Certificate of Incorporation. On August 16, 2004, the record date, we had ___ shares of common stock, $0.0001 par value per share, outstanding.

         Consequently, the withholding of a consent, abstentions, broker non-votes or failure to deliver a consent card will have the effect of a vote against the adoption of the amendment to the Certificate of Incorporation.

Q:       When will approval occur?

A: The amendment to the Certificate of Incorporation will be approved if, prior to October , 2004, the Company holds unrevoked written consents of stockholders approving the adoption of the amendment to the Certificate of Incorporation from the holders of a majority of the outstanding shares of common stock on the record date.

Q:       Do I have appraisal rights?

A: No. Stockholders who abstain from consenting with respect to the adoption of the amendment to the Certificate of Incorporation, who withhold consent to the adoption of the amendment to the Certificate of Incorporation or who do not deliver a consent card, do not have the right to an appraisal of their shares of common stock or any similar dissenters' rights under applicable law.


                                    PROPOSAL

                  AMENDMENT OF CERTIFICATE OF INCORPORATION TO
                           INCREASE AUTHORIZED SHARES

General

         Our Certificate of Incorporation currently provides in Article Four,
Section 1 that 60 million shares of common stock are authorized to be issued. The Board of Directors has unanimously approved and adopted, subject to stockholder approval, an amendment to the Certificate of Incorporation that increases the number of authorized shares of common stock from 60 million shares to 120 million shares. The text of the proposed Certificate of Amendment is attached to this Consent Solicitation Statement as Exhibit A.

         As of August 5, 2004, there were 23,542,770 outstanding shares of common stock and 9,410,670 shares of common stock that were reserved for issuance upon the exercise of outstanding warrants, options and pursuant to previously adopted stock option plans. On a fully diluted basis, 32,953,440 shares of common stock would be outstanding as of August 5, 2004, assuming the exercise of all outstanding warrants and the exercise of all options issued and available under stock option plans. As a result, we only have available 27,046,560 additional shares for issuance under our Certificate of Incorporation.

Reasons for the Increase in Authorized Shares of Common Stock

         We are a development stage, medical device company with significant cash requirements and no anticipated significant revenues for the foreseeable future. We need to raise additional capital in the short term, and in the future, to fund our clinical activities and working capital requirements. We intend to raise this additional capital through the issuance of additional securities and/or by entering into one or more strategic partnerships or collaborative relationships, which may also involve us issuing equity securities to the strategic partners.

         Our Board of Directors believes that the availability of additional shares of common stock will provide us with the flexibility to issue shares for a variety of additional purposes that our Board of Directors may deem advisable without further action by our stockholders, unless required by applicable law. These additional purposes include, among other things, public or private financings, partnerships, collaborations, licensing opportunities, equity compensation for certain of our advisors and other bona fide corporate purposes. Approval of the proposed amendment to our Certificate of Incorporation will give us greater flexibility to pursue these purposes. Therefore, in order to be able to consummate any of these transactions, if and when available, we are seeking stockholder approval to amend our Certificate of Incorporation to increase the number of authorized shares of common stock from 60 million shares to 120 million shares. We expect that the proposed increase in our authorized capital will meet our needs for the next several years.

         Shares of our common stock that will be issued in a number of these transactions, if consummated, will not be registered under the Securities Act of 1933, or the Securities Act. Accordingly, such shares will not be able to be offered and sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act. As a result of the restrictions on transfer under the Securities Act imposed on shares issuable in a number of these transactions, it is possible that the shares of common stock will be issued at some discount to the then prevailing market price for our common stock customary for that type of transaction. The issuance of shares of our common stock will be approved by our Board of Directors and, most likely, be based on market conditions. In order to minimize any discount to market price necessary, we may agree to file a registration statement under the Securities Act with respect to the resale of the shares of common stock issued in any transaction we consummate.

         Our management will likely have broad discretion in applying the net proceeds generated from the issuances of shares of our common stock. We expect, however, to use the majority of the net proceeds generated from the issuances of shares of our common stock in the near term to finance the continuation of our Phase II clinical trials with the U.S. Food & Drug Administration, a limited launch of our Scleral Spacing Procedure in select international markets and the preparation and initiation of other proposed domestic and international clinical activities. The remainder, if any, will be used to repay short-term indebtedness, if any, and for general working capital. The use of the net proceeds generated, however, will depend on the amount and timing of such proceeds.

         We are currently in discussions with several potential placement agents with respect to a private placement. Those discussions, however, are still preliminary. Any placement agent retained by us will be provided reasonable and customary compensation for their services.

         We will, however, only consummate a transaction after due consideration by, and approval of, our Board of Directors of the specific terms of such transaction. There can be no assurance that we will be successful in raising required additional capital or consummating any such transactions.

         THIS CONSENT SOLICITATION STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR SOLICITATION OF AN OFFER TO PURCHASE, OUR SECURITIES. ANY OFFER OF SECURITIES MADE BY US, OR ANY OTHER PERSON ON OUR BEHALF, MAY BE MADE ONLY PURSUANT TO MATERIALS AND OTHER OFFERING DOCUMENTS PREPARED BY US AND DELIVERED TO QUALIFIED PURCHASERS EXPRESSLY FOR USE IN CONNECTION WITH SUCH TRANSACTION, AND ANY SUCH OFFER SHALL BE MADE IN COMPLIANCE WITH, OR PURSUANT TO AN EXEMPTION FROM, SECTION 5 OF THE SECURITIES ACT OF 1933.

Effects of the Amendment to the Certificate of Incorporation

         THE AUTHORIZATION OF AN ADDITIONAL 60 MILLION SHARES OF COMMON STOCK, AS CONTEMPLATED BY THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION, WOULD GIVE THE BOARD OF DIRECTORS THE EXPRESS AUTHORITY, WITHOUT FURTHER ACTION BY OUR STOCKHOLDERS, TO ISSUE SUCH SHARES OF COMMON STOCK FROM TIME TO TIME AS THE BOARD OF DIRECTORS DEEMS NECESSARY OR ADVISABLE. OUR BOARD OF DIRECTORS BELIEVES THAT HAVING AVAILABLE ADDITIONAL AUTHORIZED, BUT UNISSUED, SHARES OF COMMON STOCK WILL ALLOW US GREATER FLEXIBILITY IN CONSIDERING POTENTIAL FUTURE ACTIONS INVOLVING THE ISSUANCE OF CAPITAL STOCK FOR BUSINESS AND FINANCIAL PURPOSES. WE CURRENTLY HAVE NO SPECIFIC PLANS TO ISSUE THE ADDITIONAL SHARES OF COMMON STOCK, OTHER THAN IN CONNECTION WITH THE POSSIBLE TRANSACTIONS CONTEMPLATED ABOVE, THAT WOULD BE AUTHORIZED BY THIS PROPOSAL. THE ADDITIONAL SHARES MAY BE USED WITHOUT FURTHER STOCKHOLDER APPROVAL, EXCEPT AS MAY BE REQUIRED, FOR VARIOUS PURPOSES, INCLUDING RAISING CAPITAL, FUNDING ACQUISITIONS, PROVIDING EQUITY INCENTIVES TO EMPLOYEES, OFFICERS OR DIRECTORS AND PERMITTING STOCK SPLITS IN THE FORM OF STOCK DIVIDENDS.

         Although the proposed increase in our authorized shares of common stock could be construed as having anti-takeover effects, neither the Board of Directors nor our management views this proposal in that perspective. Nevertheless, we could use the additional shares to frustrate persons seeking to effect a takeover or otherwise gain control of us by, for example, privately placing shares to purchasers who might side with the Board of Directors in opposing a hostile takeover bid. We are not aware of any hostile takeover bid at this time. Shares of common stock could also be issued to a holder that would cause that holder to have sufficient voting power to assure that any proposal to amend or repeal our Certificate of Incorporation would not receive the requisite vote required. The use of our common stock in these manners could render it more difficult, or discourage an attempt, to acquire control of us, if any transactions were opposed by the Board of Directors. Our Certificate of Incorporation and Bylaws provide for three classes of directors who serve staggered three-year terms following their election to a full term, which could also frustrate persons seeking to effect a takeover or otherwise gain control of us.

         The additional shares of common stock will have rights identical to the currently outstanding shares of common stock. The shares of common stock have no preemptive rights or other rights to subscribe for additional shares. Adoption of the proposed amendment to our Certificate of Incorporation, and any issuance of shares of our common stock, would not affect the rights of the holders of currently outstanding shares of common stock, except for effects incidental to increasing the outstanding number of shares of common stock, such as dilution of earnings per share and voting rights of current holders of shares of common stock.

         If this proposal is approved by the stockholders, the amendment to our Certificate of Incorporation will become effective when we file the Certificate of Amendment with the Secretary of State of the State of Delaware. If this proposal is approved by stockholders, we anticipate that we will file the Certificate of Amendment shortly after we receive a sufficient number of written consents from stockholders.

Written Consents Necessary to Approve the Proposal

         Receipt of unrevoked written consents from stockholders owning a majority of the outstanding shares of our common stock is necessary for approval of the amendment to our Certificate of Incorporation. Therefore, withholding consent to the proposal, abstentions and broker non-votes effectively count as votes against this proposal.

               THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
              PROVIDE THEIR WRITTEN CONSENTS TO THE ADOPTION OF THE
                    PROPOSED AMENDMENT TO INCREASE THE NUMBER
                      OF AUTHORIZED SHARES OF COMMON STOCK.

                                 STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth information regarding the number of shares of our common stock beneficially owned on August 5, 2004, by any person or "group," as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, known to us to own beneficially more than five percent of the outstanding shares of our common stock.

                                                             AMOUNT AND
                                                              NATURE OF
     NAME AND ADDRESS                                         BENEFICIAL              PERCENT OF
     OF BENEFICIAL OWNER                                       OWNER                   CLASS (1)
----------------------------------------------------------------------------------------------------------

Avatex Liquidating Trust....................................  2,501,730 (2)              10.6%
17000 Preston Road
Suite 310
Dallas, Texas 75248

Ronald A. Schachar, M.D., Ph.D..............................  4,474,768 (3)              19.0%
10010 Lennox Lane
Dallas, Texas 75229

Melvyn J. Estrin............................................  1,350,924 (4)              5.7%
7200 Wisconsin Avenue, Suite 600
Bethesda, Maryland 20814

BTR Global Arbitrage Trading Limited........................  1,875,000 (5)              7.8%
P.O. Box 1234 GT
Queensgate House, Georgetown
Grand Cayman, Grand Cayman Islands

--------------------------------------------------------------------------------
(1) Based upon 23,542,770 shares of common stock outstanding on August 5, 2004. The shares issuable under instruments to purchase our common stock that are currently exercisable within 60 days of August 5, 2004, are treated as if outstanding for computing the percentage ownership of the person holding these instruments, but are not are not treated as outstanding for purposes of computing the percentage ownership of any other person.
(2)  Based upon a Schedule 13G filed on March 13, 2003.
(3) Based upon a Schedule 13D filed on March 17, 2003, and other information known to us. Includes 294,394 shares of common stock held in trust for the benefit of Dr. Schachar's minor children, the trustee of which is Dr. Schachar's wife. Excludes 441,591 shares of common stock held by Dr. Schachar's three other children that are over 18 years of age, all of which Dr. Schachar does not beneficially own.
(4) Includes 918,297 shares of common stock held by Estrin New Ventures, LLC and 187,500 shares held by St. Elizabeth's Hospital, Inc., entities owned and controlled by Mr. Estrin. Includes 31,250 shares held by Lemer Grandchildren Irrevocable Intervivos Trust, of which Mr. Estrin serves as trustee. Includes 93,750 and 15,625 shares of common stock acquirable pursuant to the exercise of warrants held by St. Elizabeth's Hospital, Inc and Lemer Grandchildren Irrevocable Intervivos Trust, respectively. Further, includes 69,667 shares of common stock acquirable pursuant to the exercise of stock options.
(5) Includes 1,000,000 shares of common stock registered in the name of Lehman Brothers International Europe - Salida Capital and 250,000 shares of common stock registered in the name of Roytor & Co. Additionally, includes 500,000 shares and 125,000 shares acquirable pursuant to the exercise of warrants registered in the names of Lehman Brothers International Europe - Salida Capital and Roytor & Co., respectively.

SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth information regarding the number of shares of our common stock beneficially owned on August 5, 2004, by each of our directors, each of our executive officers and all of our directors and executive officers as a group. Except as otherwise set forth below, the address of each of the persons listed below is c/o Refocus Group, Inc., 10300 North Central Expressway, Suite 104, Dallas, TX 75231.

                                                                 AMOUNT AND
     NAME AND ADDRESS                                             NATURE OF                       PERCENT OF
     OF BENEFICIAL OWNER                                      BENEFICIAL OWNER (1)                 CLASS (2)
-------------------------------------------------------------------------------------------------------------------
Glen Bradley, Ph.D............................................    249,466 (4)                        1.1%

Mark A. Cox...................................................    224,674 (5)                        *

Peter C. Hobbins, Ph.D........................................     60,427 (6)                        *

Grady E. Schleier.............................................    220,563 (7)                        *

Terence A. Walts..............................................    590,301 (8)                        2.5%

David A. Williams.............................................    438,360 (9)                        1.9%

Charles M. Edwards ...........................................     2,000 (10)                        *

Kenneth N. Elmgren............................................         0 (11)                        *

Donald P. Cudmore (3).........................................   165,106                             *

Ronald A. Schachar, M.D., Ph.D (3)............................  4,474,768 (12)                       19.0%
10010 Lennox Lane
Dallas, Texas 75229

Danny Gunter (3)..............................................      2,000                            *

Directors and Executive
Officers as a Group...........................................  1,787,193 (13)                       7.3%
-------------------------------------------------------------------------------------------------------------------

* Less than 1%
(1) Unless otherwise indicated, includes shares owned by a spouse, minor children, by relatives sharing the same home and entities owned or controlled by the named person. Also includes shares if the named person has the right to acquire such shares within 60 days of August 5, 2004, by the exercise of any right or option. Unless otherwise noted, shares are owned of record and beneficially by the named person.
(2) Based upon 23,542,770 shares of common stock outstanding on August 5, 2004. The shares issuable under instruments to purchase our common stock that are currently exercisable within 60 days of August 5, 2004, are treated as if outstanding for computing the percentage ownership of the person holding these instruments, but are not are not treated as outstanding for purposes of computing the percentage ownership of any other person.
(3) Mr. Gunter is a former director and was our chief executive officer prior to March 2003. Mr. Cudmore and Dr. Schachar are former executive officers of Refocus Ocular, Inc. Mr. Cudmore's employment was terminated in 2003. Dr. Schachar resigned from his positions with us on March 6, 2003.
(4) Includes 125,000 shares of common stock held by C. Glendon Bradley Living Trust, of which Dr. Bradley serves as the trustee. Also includes 62,500 shares of common stock acquirable pursuant to the exercise of warrants held by C. Glendon Bradley Living Trust. Further, includes 20,000 shares of common stock acquirable pursuant to the exercise of stock options. Excludes 50,000 shares of common stock acquirable pursuant to the exercise of stock options that will not vest within 60 days of August 5, 2004.
(5) Includes 109,825 shares of common stock acquirable pursuant to the exercise of stock options and 2,500 shares of common stock acquirable pursuant to the exercise of a warrant. Includes 1,402 shares of common stock held by Mr. Cox's son. Excludes 112,500 shares of common stock acquirable pursuant to the exercise of stock options that will not vest within 60 days of August 5, 2004.
(6) Includes 20,000 shares of common stock acquirable pursuant to the exercise of stock options. Excludes 50,000 shares of common stock acquirable pursuant to the exercise of stock options that will not vest within 60 days of August 5, 2004.
(7) Includes 3,125 shares of common stock acquirable pursuant to the exercise of a warrant and 80,000 shares of common stock acquirable pursuant to the exercise of stock options. Excludes 50,000 shares of common stock acquirable pursuant to the exercise of stock options that will not vest within 60 days of August 5, 2004.
(8) Includes 56,250 shares of common stock acquirable pursuant to the exercise of warrants and 421,551 shares of common stock acquirable pursuant to the exercise of stock options. Excludes 434,961 shares of common stock acquirable pursuant to the exercise of stock options that will not vest within 60 days of August 5, 2004.

(9) Includes 250,000 shares of common stock and warrants to purchase 125,000 shares of common stock held by Roxborough Holdings, Ltd. Mr. Williams is the president and sole owner of Roxborough Holdings, Ltd. Includes 20,000 shares of common stock acquirable pursuant to the exercise of stock options. Excludes 50,000 shares of common stock acquirable pursuant to the exercise of stock options that will not vest within 60 days of August 5, 2004.
(10) Excludes 20,000 shares of common stock acquirable pursuant to the exercise of stock options that will not vest within 60 days of August 5, 2004.
(11) Excludes 20,000 shares of common stock acquirable pursuant to the exercise of stock options that will not vest within 60 days of August 5, 2004.
(12) Based upon a Schedule 13D filed on March 17, 2003, and other information known to us. Includes 294,394 shares of common stock held in trust for the benefit of Dr. Schachar's minor children, the trustee of which is Dr. Schachar's wife. Excludes 441,591 shares of common stock held by Dr. Schachar's three other children that are over 18 years of age, all of which Dr. Schachar does not beneficially own.
(13) Represents 8 persons and includes 671,376 shares of common stock acquirable pursuant to the exercise of stock options and 249,375 shares of common stock acquirable pursuant to the exercise of warrants. Excludes 787,461 shares of common stock acquirable pursuant to the exercise of stock options that will not vest within 60 days of August 5, 2004.


CHANGE IN CONTROL

         On March 6, 2003, we completed the merger of Refocus Acquisition Corp., a Delaware corporation and our newly-created, wholly-owned subsidiary, or MergerSub, with and into Refocus Ocular, Inc., with Refocus Ocular, Inc. surviving as a wholly-owned subsidiary of us. The merger was consummated under Delaware law and pursuant to an Agreement of Merger and Plan of Reorganization, dated as of March 6, 2003, or the Merger Agreement.

         Prior to the merger, we effected a forward-split of our common stock on the basis of approximately six shares for each share issued and outstanding and determined to change our business efforts. As part of this transaction, substantially all of the shares owned by Danny Gunter and Adrienne Beam, the sole members of our Board of Directors prior to the merger, were repurchased by us and then canceled at the closing of the merger. After cancellation of Mr. Gunter's and Ms. Beam's shares and immediately prior to the merger, there were 4,097,107 shares of our common stock issued and outstanding (on a post-forward split basis).

         Pursuant to the Merger Agreement, at closing, we issued 11,940,144 shares of our common stock (on a post-forward split basis) to the stockholders of Refocus Ocular, Inc., representing 63.1% of the issued and outstanding shares of our common stock following the merger and the initial tranche of the private placement we consummated in connection with the merger, in exchange for 100% of the outstanding capital stock of Refocus Ocular, Inc. In addition, we assumed Refocus Ocular, Inc.'s Amended and Restated 1997 Stock Option Plan and reserved 4,261,851 shares of our common stock (on a post-forward split basis) for outstanding options and new options issuable under that plan. At the time of the merger, Refocus Ocular, Inc. had outstanding options to purchase 719,486 shares of common stock that were exchanged in the merger into options to purchase shares of our common stock. At the closing of the merger, MergerSub merged with and into Refocus Ocular, Inc., upon which MergerSub ceased to exist and Refocus Ocular, Inc., as the surviving corporation, became a wholly-owned subsidiary of us.

         Under Delaware law, we did not need the approval of our stockholders to consummate the merger, as the constituent corporations in the merger were MergerSub and Refocus Ocular, Inc., each of which are Delaware corporations. We were not a constituent corporation in the merger.

         Pursuant to the Merger Agreement, at the closing of the merger, the membership of our Board of Directors was increased from two to four directors, and David A. Williams and Glen Bradley, Ph.D. were appointed to serve in the vacancies created by the increase until the 2003 Annual Meeting of Stockholders. Upon compliance with Section 14(f) of the Securities Exchange Act of 1934 and Rule 14(f)-1 promulgated under that act, the number of members comprising our board of directors was increased to eight members and six new members were appointed to serve as our directors until the 2003 Annual Meeting of Stockholders. In connection with the appointment of these six directors, Danny Gunter and Adrienne Beam resigned as directors.

         For accounting purposes, the merger was accounted for as a reverse merger, since the stockholders of Refocus Ocular, Inc. owned a majority of the issued and outstanding shares of our common stock immediately following the merger. Further, due to the issuance of the 11,940,144 shares of our common stock and the change in the majority of our directors, a change in control of us occurred on the date of the consummation of the merger.

         In connection with the conversion of Refocus Ocular, Inc.'s Series B convertible preferred stock into Refocus Ocular, Inc.'s common stock prior to the merger, we agreed to appoint and nominate Messrs. Butler and Estrin, former directors of us, and Mr. Schleier, a current director, to our Board of Directors. Except as described in the previous sentence, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our Board of Directors, and to our knowledge, no other arrangements exist that might result in a change of control of us.

                                 OTHER BUSINESS

         We are not soliciting written consents for any other business to be acted upon other than that which is explained in this Consent Solicitation Statement.

                       SUBMISSION OF STOCKHOLDER PROPOSALS

STOCKHOLDER PROPOSALS FOR INCLUSION IN 2005 ANNUAL MEETING PROXY STATEMENT

         We anticipate that we will hold our next annual meeting of stockholders for the year ending December 31, 2004, in May 2005. Any stockholder who wishes to present a proposal for action at the 2005 annual meeting of stockholders and who wishes to have it set forth in the proxy statement and identified in the form of proxy prepared by us, must deliver such proposal to our Secretary at our principal executive offices, no later than December 27, 2004, in such form as is required under regulations promulgated by the Securities and Exchange Commission.

OTHER STOCKHOLDER PROPOSALS FOR PRESENTATION AT 2005 ANNUAL MEETING

         For any proposal that is not submitted for inclusion in next year's proxy statement, but is instead sought to be presented directly at the 2005 annual meeting of stockholders, the stockholder must deliver or mail a notice of the stockholder proposal, together with all of the information and materials discussed below, to our Secretary, which notice must be received at our principal executive offices not earlier than December 27, 2004, and not later than February 27, 2005.

         In order to be eligible to submit a stockholder proposal notice, the stockholder must be a stockholder of record at the time of giving the notice of the proposal and entitled to vote at the meeting. The stockholder proposal notice must set forth for each matter proposed to be brought before the meeting:

         o a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and, in the event that such business includes a proposal regarding the amendment of either our Certificate of Incorporation or Bylaws, the language of the proposed amendment;

         o the name and address, as they appear on our books, of the stockholder proposing such business;

         o a representation of the stockholder as to the class and number of shares of our capital stock that are beneficially owned by such stockholder, and the stockholder's intent to appear in person or by proxy at the meeting to propose such business;

         o a list of the names and addresses of other beneficial owners of shares of our capital stock, if any, with whom such stockholder is acting in concert, and the number of shares of each class of our capital stock beneficially owned by each such beneficial owner;

         o any material interest of the stockholder in such proposal or business; and

         o if such proposal relates to a proposed change to our Certificate of Incorporation or Bylaws, an opinion of counsel, which counsel and the form and substance of which opinion shall be reasonably satisfactory to our Board of Directors, to the effect that our Certificate of Incorporation or Bylaws resulting from the adoption of such proposal would not be in conflict with the laws of the State of Delaware.

         Within 30 days after the stockholder proposal notice, together with all of the information and materials discussed immediately above, has been submitted to our Secretary, our Secretary and Board of Directors will determine whether the items submitted are in the form and within the time indicated and will provide notice in writing to the person submitting the stockholder proposal of their determination. In the event that the stockholder fails to submit a required item in the form and within the time indicated, Securities and Exchange Commission rules permit our management to vote proxies in its discretion on the matter at the meeting.

                      ADDITIONAL INFORMATION AND QUESTIONS

         If you have any questions, concerns or need more information about the solicitation of written consents, you may contact:

                                 Mr. Mark A. Cox
                                    Secretary
                    10300 North Central Expressway, Suite 104
                               Dallas, Texas 75231
                             mcox@refocus-group.com

         You also may call us at (214) 368-0200 or email us at info@refocus-group.com.

                                   APPENDIX A

                            CERTIFICATE OF AMENDMENT
                                       OF
                         CERTIFICATE OF INCORPORATION OF
                               REFOCUS GROUP, INC.


         Refocus Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

         FIRST: That the Board of Directors of the Corporation duly adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

         Section 1 of Article Four shall be amended to read in its entirety as follows:

                  "Section 1. AUTHORIZED SHARES. The Corporation shall have authority to issue two classes of shares to be designated respectively, "Common Stock" and "Preferred Stock." The total number of shares of capital stock that the Corporation shall have authority to issue is ONE HUNDRED THIRTY MILLION (130,000,000), of which ONE HUNDRED TWENTY MILLION (120,000,000) shall be Common Stock and TEN MILLION (10,000,000) shall be Preferred Stock. Each share of Common Stock shall have a par value of $0.0001, and each share of Preferred Stock shall have a par value of $0.0001.

                  The Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series, at the discretion of the Board of Directors without Stockholder approval, with each such series to consist of such number of shares and to have such voting powers (whether full or limited, or no voting powers) and such designations, powers, preferences and relative, participating, optional, redemption, conversion, exchange or other special rights, and such qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors prior to the issuance thereof. The Board of Directors is hereby expressly vested with the authority, to the fullest extent now or hereafter provided by law, to adopt such resolution or resolutions. Each share of any series of Preferred Stock shall be identical with all other shares of such series, except as to the date from which dividends, if any, shall accrue."

         SECOND: That the Certificate of Amendment has been approved by the Corporation pursuant to a resolution of its Board of Directors and duly adopted by the majority of the shares outstanding entitled to vote thereon.

         THIRD: That the Certificate of Amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of Delaware General Corporation Law.

         FOURTH: That the Certificate of Amendment shall become effective on the date this Certificate of Amendment is duly filed with the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, this Certificate of Amendment has been duly executed as of the ___ day of _____ 2004.


                                         REFOCUS GROUP, INC.

                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:

                                [GRAPHIC OMITTED]

                    10300 NORTH CENTRAL EXPRESSWAY, SUITE 104
                               DALLAS, TEXAS 75231

                                                                PRELIMINARY COPY
                                                                ----------------



--------------------------------------------------------------------------------
                                                  REFOCUS GROUP, INC.
  CONSENT CARD                         10300 NORTH CENTRAL EXPRESSWAY, SUITE 104
                                                  DALLAS, TEXAS 75231
--------------------------------------------------------------------------------

         The undersigned, a stockholder of record of Refocus Group, Inc. on August 16, 2004, hereby executes this consent card, pursuant to Section 228 of the Delaware General Corporation Law, with respect to all shares of common stock, par value $0.0001 per share, of Refocus Group, Inc. held by the undersigned, as indicated below, to the following action, without prior notice and without a vote.

1. AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 60 MILLION SHARES TO 120 MILLION SHARES.

                |_|  CONSENT TO     |_|  WITHHOLD CONSENT         |_|  ABSTAIN

         PLEASE SIGN, DATE AND RETURN THIS CONSENT CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

      IF THIS CONSENT CARD IS SIGNED, DATED AND DELIVERED TO REFOCUS GROUP, INC. WITH NO DESIGNATION BY THE UNDERSIGNED, THIS CONSENT WILL CONSTITUTE THE
         STOCKHOLDER'S CONSENT TO, AND APPROVAL OF, THE AMENDMENT TO THE
        CERTIFICATE OF INCORPORATION OF REFOCUS GROUP, INC. THIS CONSENT
                MAY BE REVOKED AT ANY TIME PRIOR TO _____, 2004.

                         Dated: _______________________________________, 2004

                         Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, all should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, limited liability company or other entity, please sign in partnership name, limited liability company name, or the name of such other entity, respectively, by an authorized person.

                          ------------------------------------------------------
                          Signature

                          ------------------------------------------------------
                          Printed Name

                          ------------------------------------------------------
                          Title




          THIS CONSENT IS SOLICITED BY REFOCUS' BOARD OF DIRECTORS AND
              THE MATTER SET FORTH HEREIN WAS PROPOSED BY REFOCUS.